NW Flex Space, LLC.

3901 SE Naef Rd.

Portland, Oregon 97267

971.677.6327

Jimmy@nwflexspace.com

October 30th, 2018

Grover Wickersham

Eastside Distilling (Motherload)

10100 SE Main St, Milwaukie, OR 97222

Re:	Lease Amendment # 5, Additional Space Lease

Dear Grover:

Reference is made to that certain lease effective February 1st, 2017 between NW Flex Space, LLC as lessor and Eastside Distilling (aka Motherload), as lessee for the premises known as 10100 SE Main St, Milwaukie, OR 97222. It is mutually recognized and agreed upon by both parties that said lease is being modified for the fifth time.

This Amendment #5 is as follows:

1)	Lease Term. Additional space is leased to run concurrently with lease term.

2)	Additional Space: Eastside Distilling (fka Motherload) agrees to expand their current lease as follows:

-	4,000 square feet of as-is warehouse space located at 10100 SE Main St, Milwaukie, OR 97222

*See attached site plan “Exhibit A” depicting space

3)	Base Rent. The base rent will increase by $3,750 effective November 1st, 2018 bringing over all rent to $25,175

4)	Security Deposit: No additional deposit required at this time.

All other terms and conditions of the lease remain unchanged and in full effect.

Please acknowledge by signing and dating this Amendment #5, and returning one executed copy to us.

Sincerely,

_________________________

Jimmy Bruce, Managing Member

NW Flex Space, LLC.

_________________________

Grover Wickersham, Chairman/CEO

Eastside Distilling